                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                     WESTERN RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                        MERRILL CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

/ /  Filing fee paid with preliminary filing

                                     [LOGO]

                                                                  March 29, 1995

Dear Shareholder:

    I am pleased to present to you this year's Notice of Annual Meeting and Proxy Statement, detailed on the following pages. I want to extend my thanks for your continued interest in the Company and urge you to participate through your vote.

    Please read the material in this Proxy Statement carefully before voting. It is important that your shares be represented at the meeting whether or not you are able to attend. By promptly filling out and returning the enclosed proxy, you will ensure that your votes are counted. Your cooperation is appreciated.

                                             Sincerely,

                                             /s/ JOHN E. HAYES, JR.
                                           JOHN E. HAYES, JR.
                                             CHAIRMAN OF THE BOARD,
                                             PRESIDENT, AND CHIEF EXECUTIVE
                                             OFFICER

                            WESTERN RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 1995

    You are invited, as a shareholder of Western Resources, Inc. (the Company), to be present either in person or by proxy at the Annual Shareholders' Meeting, which will be held in the Maner Conference Centre (Kansas Expocentre) located at the southeast corner of Seventeenth and Western, Topeka, Kansas, on Tuesday, May 2, 1995, commencing at eleven o'clock in the morning for the following purposes:

        1. To elect four (4) directors to Class II of the Company's Board of Directors to serve a term of three years;

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 14, 1995, will be entitled to vote at the meeting, or at any adjournment thereof.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM.

                                             By Order of the Board of Directors,

                                                         /s/ Richard D. Terrill
                                                           Richard D. Terrill
                                                               SECRETARY
Topeka, Kansas
March 29, 1995

                                PROXY STATEMENT
                              GENERAL INFORMATION

       MAILING ADDRESS OF PRINCIPAL                APPROXIMATE MAILING DATE
     EXECUTIVE OFFICES OF THE COMPANY                 OF PROXY MATERIAL
     --------------------------------              ------------------------
            818 Kansas Avenue                           March 29, 1995
           Topeka, Kansas 66612

    The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, May 2, 1995, or any adjournment thereof, for the purposes set forth in the above notice of meeting. Proxies are revocable at any time before voted. Such right of revocation is not limited or subject to compliance with any formal procedure.

    The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or electronic media by regular employees of the Company. The Company has engaged the services of D. F. King & Co. Inc., a proxy solicitation firm, to aid in the solicitation of proxies for which the Company will pay an estimated fee of approximately $8,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to security owners and obtaining their proxies.

    Shareholders of record at the close of business on March 14, 1995, are entitled to vote on matters to come before the meeting. On that date there were outstanding and entitled to vote 61,760,853 shares of Common Stock, par value $5 per share; 138,576 shares of Preferred Stock, 4 1/2% Series, par value $100 per share; 60,000 shares of Preferred Stock, 4 1/4% Series, par value $100 per share; and 50,000 shares of Preferred Stock, 5% Series, par value $100 per share.

                            CUMULATIVE VOTING RIGHTS

    Each share of Common and Preferred Stock entitles the holder of record at the close of business on the record date of the meeting to one vote. In voting for the election of directors, cumulative voting is permitted and record holders are entitled to as many votes as shall equal the number of shares of stock held, multiplied by the number of directors to be elected. Such votes may be cast all for a single candidate or the votes may be distributed among the candidates, as the shareholder may see fit if present to vote in person, or as the proxyholder elects, if voting by proxy. Any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes.

    INSTRUCTIONS TO HOLDERS OF COMMON STOCK WHO ARE PARTICIPANTS IN THE COMPANY'S AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN. All shares of Common Stock credited to a shareholder's account in the Plan will be voted in accordance with the specifications indicated on the form of proxy sent to the shareholder if the form of proxy is returned in a timely manner.

                             SHAREHOLDER PROPOSALS

    The 1996 Annual Meeting of Shareholders is scheduled to be held on May 7, 1996. Specific proposals of shareholders intended to be presented at this meeting must comply with the requirements of the Securities Exchange Act of 1934, the Company's Articles of Incorporation, as amended, and be received by the Company's Corporate Secretary for inclusion in its 1996 proxy materials by November 24, 1995. If the date of the Annual Meeting is changed by more than 30 days, shareholders will be advised promptly of such change and of the new date for submission of proposals.

                            1. ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes (Class I, Class II, and Class III). At each Annual Meeting of Shareholders, the directors constituting one class are elected for a three-year term. The Company's By-Laws provide for the classification of directors into three classes, which shall be as nearly equal in number as possible, and no class shall include fewer than two directors. In accordance with the Restated Articles of Incorporation of the Company, the Board of Directors has set the number of directors at thirteen.

    Mr. David H. Hughes, Mr. John H. Robinson, Ms. Susan M. Stanton, and Mr. Kenneth J. Wagnon have been nominated for election as directors at the Annual Meeting of Shareholders as Class II directors. All nominees except Ms. Stanton were elected by shareholders of the Company at the Annual Meeting of Shareholders in 1992. Ms. Stanton was elected by the Board of Directors on March 15, 1995. Ms. Marjorie I. Setter, a director since 1992, has reached mandatory retirement and, therefore, has not been nominated for re-election at this year's Annual Meeting. The number of directors will decline to twelve upon Ms. Setter's retirement on May 2, 1995.

    Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Board of Directors and named in the following tabulation to be directors of the Company until their successors are elected and qualify. While it is not expected that any of the four nominees will be unable to qualify or accept office, if for any reason one or more are unable to do so, the proxies will be voted for substitute nominees selected by the Board of Directors of the Company. The nominees for directors are as follows:

                   NOMINEES (CLASS II)--TERM EXPIRING IN 1998

DIRECTOR (AGE), YEAR FIRST BECAME A DIRECTOR

DAVID H. HUGHES (66), 1988                                             [PHOTO 1]
    Retired Vice  Chairman (since  January, 1991)  Hallmark
    Cards,  Inc.,  Kansas  City,  Missouri;  Director, Hall
    Family   Foundations;   Director,   Midwest    Research
    Institute;  Director, Yellow  Corporation; Trustee, St.
    Luke's Hospital Foundation;  Trustee, Children's  Mercy
    Hospital;   Trustee,  Princeton  Theological  Seminary;
    Trustee, Linda Hall Library.

JOHN H. ROBINSON (68), 1991                                            [PHOTO 2]
    Chairman Emeritus (since December,  1992) and prior  to
    that  Chairman, Black &  Veatch, Kansas City, Missouri;
    Director, St.  Luke's  Hospital;  Director,  Automobile
    Club  of  Missouri; Director,  CompuSpeak Laboratories,
    Inc.;  Director,  The  Greater  Kansas  City  Community
    Foundation   &  Affiliated   Trusts;  Trustee,  Midwest
    Research Institute; Trustee, University of
    Missouri-Kansas City.

SUSAN M. STANTON (46), 1995                                            [PHOTO 3]
    President and Chief Operating Officer (since  November,
    1993)   and  prior  to   that  Senior  Vice  President,
    Merchandising and  Marketing, Payless  Cashways,  Inc.,
    Kansas  City,  Missouri;  Director,  Commerce  Bank  of
    Kansas City; Director, Greater  Kansas City Chamber  of
    Commerce; Trustee, Rockhurst College.

KENNETH J. WAGNON (56), 1987                                           [PHOTO 4]
    President,  Capital Enterprises, Inc., Wichita, Kansas;
    Director,  Fourth   Financial  Corporation;   Director,
    Tele-Matic  Corporation;  Director,  Vanguard Airlines,
    Inc.; Director,  Cerebral  Palsy  Research  Foundation;
    Trustee,  University  of  Kansas  School  of  Business;
    Trustee, The Kansas University Endowment Association.

                                OTHER DIRECTORS

                       (CLASS III)--TERM EXPIRING IN 1996

DIRECTOR (AGE), YEAR FIRST BECAME A DIRECTOR

FRANK J. BECKER (59), 1992                                             [PHOTO 5]
    President, Becker Investments, Inc., El Dorado,  Kansas
    (since  January,  1993)  and  prior  to  that  Personal
    Investments; Director,  Bank  IV Butler  County,  N.A.;
    Director,  Great-West  Life  &  Annuity  Insurance Co.;
    Trustee, The Kansas University Endowment Association.

GENE A. BUDIG (55), 1987                                               [PHOTO 6]
    President, American  League  of  Professional  Baseball
    Clubs, New York, New York (since July, 1994) and prior to that Chancellor, University of Kansas; Director,
    Harry  S.  Truman  Library  Institute;  Director, Ewing
    Marion Kauffman Foundation; Director, American  College
    Testing; Director, Major League Baseball Hall of Fame.

C. Q. CHANDLER (68), 1992                                              [PHOTO 7]
    Chairman  of the Board,  INTRUST Financial Corporation,
    Wichita, Kansas; Chairman  of the  Board, INTRUST  Bank
    N.A.;  Director,  Fidelity  State  Bank  &  Trust  Co.;
    Director,  First   Newton  Bankshares;   Chairman   and
    Director, Kansas Health Foundation.

THOMAS R. CLEVENGER (60), 1975                                         [PHOTO 8]
    Investments,  Wichita, Kansas (since  August, 1990) and
    prior to that  President Fourth Financial  Corporation;
    Director,   Fourth  Financial   Corporation;  Director,
    Security Benefit  Life Insurance  Company; Trustee  and
    Chairman,  The  Menninger Foundation;  Trustee, Midwest
    Research Institute.

                        (CLASS I)--TERM EXPIRING IN 1997

DIRECTOR (AGE), YEAR FIRST BECAME A DIRECTOR

JOHN C. DICUS (61), 1990                                               [PHOTO 9]
    Chairman of the  Board and  President, Capitol  Federal
    Savings and Loan Association, Topeka, Kansas; Director,
    Security  Benefit  Life  Insurance  Company;  Director,
    Columbian  National   Title   Company;   Trustee,   The
    Menninger  Foundation; Trustee,  Stormont-Vail Regional
    Medical  Center;   Trustee,   The   Kansas   University
    Endowment Association.

JOHN E. HAYES, JR. (57), 1989                                         [PHOTO 10]
    Chairman  of the Board,  President, and Chief Executive
    Officer of the Company; Director, Boatmen's Bancshares,
    Inc.;  Director,   Security  Benefit   Life   Insurance
    Company;  Director,  CommNet Cellular,  Inc.; Director,
    Tele-Matic  Corporation;  Trustee,  Rockhurst  College;
    Trustee,  The  Menninger  Foundation;  Trustee, Midwest
    Research Institute.

RUSSELL W. MEYER, JR. (62), 1992                                      [PHOTO 11]
    Chairman and Chief  Executive Officer, Cessna  Aircraft
    Company,  Wichita,  Kansas; Director,  Fourth Financial
    Corporation; Board of Governors, United Way of America.

LOUIS W. SMITH (52), 1991                                             [PHOTO 12]
    President, AlliedSignal Aerospace Company, Kansas  City
    Division,  Kansas  City,  Missouri;  Director, Commerce
    Bank of Kansas  City; Director,  Ewing Marion  Kauffman
    Foundation; Director, Kansas City Royals Baseball Club;
    Director,    Midwest   Research   Institute;   Trustee,
    University  of   Missouri-Rolla;   Trustee,   Rockhurst
    College.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The Company knows of no beneficial owner of more than 5% of any class of the Company's outstanding voting stock as of March 14, 1995.

    The following information is furnished with respect to each of the four director nominees, each of the eight other current directors and all current directors and executive officers of the Company as a group as to ownership of shares of Common Stock of the Company as of March 14, 1995.

                                                                           AMOUNT AND NATURE OF
                                                                         BENEFICIAL OWNERSHIP(1)
                                                                        --------------------------
                                                                           DIRECT       INDIRECT
                                                                        ------------  ------------
Class I Directors:
  John C. Dicus.......................................................        500           500(2)
  John E. Hayes, Jr...................................................     15,209         2,448(3)
  Russell W. Meyer, Jr................................................      3,049(4)
  Louis W. Smith......................................................        400
Class II Directors:
  David H. Hughes.....................................................        500
  John H. Robinson....................................................      1,000
  Susan M. Stanton....................................................        500
  Kenneth J. Wagnon...................................................      2,202(4)
Class III Directors:
  Frank J. Becker.....................................................      7,665         1,000(5)
  Gene A. Budig.......................................................        439
  C.Q. Chandler.......................................................      1,227(4)
  Thomas R. Clevenger.................................................      1,400(4)
All directors and executive officers including the above..............     40,857        17,581(3)

---------
(1) Each individual owns less than .029% and the group owns approximately .09% of the outstanding shares of Common Stock of the Company. No director or executive officer owns any equity securities of the Company other than Common Stock.
(2) Represents 500 shares held by Mr. Dicus' spouse, not subject to his voting or investment power.
(3)   Includes beneficially owned shares held in employee savings plans.
(4) Does not include stock held in trust by Fourth Financial Corporation of which Mr. Clevenger, Mr. Meyer and Mr. Wagnon are directors and INTRUST Financial Corporation of which Mr. Chandler is a director.
(5) Represents 1,000 shares held by the Connie A. Becker Trust of which Mr. Becker is a co-trustee with voting and investment power.

    Based  solely on the Company's  review of the copies  of reports filed under
Section 16(a) of the Securities Exchange Act and written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 1994, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    During 1994 the Board of Directors met eight times. Each director attended at least 75% of the total number of Board and Committee meetings held while he or she served as a director or member of the committee.

    Members of the Board serve on the Audit and Finance, Human Resources, Nominating and Corporate Public Policy Committees. The Audit and Finance Committee is currently composed of Mr. Chandler, Chairman, Mr. Becker, Dr. Budig, Mr. Clevenger and Mr. Robinson. This Committee reviews internal and independent Company audits and strategic financial programs. It also recommends the independent auditor for Board approval. The Committee held four meetings during 1994.

    The Human Resources Committee, currently composed of Mr. Dicus, Chairman, Mr. Meyer, Mr. Robinson, Ms. Setter, Mr. Smith and Mr. Wagnon, reviews the performance of corporate officers and changes in officer compensation and Company benefits. The Committee held five meetings during 1994.

    The Nominating Committee, currently composed of Mr. Hughes, Chairman, Dr. Budig, Mr. Clevenger, Mr. Meyer, Mr. Smith and Mr. Wagnon, recommends nominees for election to the Board, including nominees recommended by shareholders if submitted in writing to the committee, in care of the Company. The Committee held three meetings in 1994.

    The Corporate Public Policy Committee is currently composed of Ms. Setter, Chairman, Mr. Becker, Mr. Chandler, Mr. Dicus and Mr. Hughes. This Committee reviews major strategic programs of the Company relating to community relations, marketing, customer relations, corporate contributions and other public affairs issues. The Committee held four meetings during 1994.

OUTSIDE DIRECTORS' COMPENSATION

    Each director who is not also an employee of the Company receives $1,250 per month in retainer fees. The fee paid for attendance at each Board meeting is $850 and $500 for each meeting held by telephone conference. The fee paid for attendance at each committee meeting other than the Audit and Finance Committee is $750, unless the committee meeting is held on the same day as a regular Board meeting, in which case the committee meeting attendance fee is $500. The fee paid for attendance at each Audit and Finance Committee meeting is $850, unless the committee meeting is held on the same day as a regular Board meeting, in which case the committee meeting attendance fee is $600.

    Pursuant to the Company's Outside Directors' Deferred Compensation Plan (the
Plan), an outside director of the Company may elect to defer all, part, or none of his or her retainer and/or meeting fees. The directors may choose one of the following deferral options: cash deferral or phantom stock. Amounts deferred under the cash deferral alternative are increased by an interest equivalent compounded quarterly at a rate equal to the prime rate published in the Wall Street Journal or a rate established by the Human Resources Committee annually based upon the Company's long term cost of capital. Under the phantom stock alternative, the director receives credit for "stock units" equivalent in value to shares of the Company's Common Stock equal to the amount deferred. "Stock units" will be credited to the director's account at the stock price as of the close of business the day the deferred amount would have been paid. On each date on which a dividend is paid on the Company's Common Stock, the director's phantom stock account will be credited with additional units of phantom stock based on the same price as stock purchased in the Company's Dividend Reinvestment Plan. Deferred amounts distributed from a directors' cash deferral option or phantom stock option are paid in the form of cash.

    A director is not entitled to exercise voting rights with respect to units held in his or her phantom stock account. The Plan is a voluntary participation plan. The Plan is administered by the Human Resources Committee of the Board of Directors of the Company or by such other committee as may be appointed by the Board from time to time.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation of the named executive officers for the last three completed fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                        ANNUAL COMPENSATION             COMPENSATION
                             -----------------------------------------  ------------
 NAME AND PRINCIPAL                                    OTHER ANNUAL         LTIP         ALL OTHER
       POSITION       YEAR      SALARY     BONUS(1)   COMPENSATION(2)    PAYOUTS(3)   COMPENSATION(4)
--------------------  -----  ------------  --------  -----------------  ------------  ----------------
John E. Hayes, Jr.     1994  $    436,667  $112,684  $      12,990      $   47,563    $      5,151
  Chairman of the      1993  $    416,666  $85,000   $      11,142      $   60,039    $      7,623
  Board, President,    1992  $    400,000  $50,000   $       7,164         N.A.       $      7,543
  and Chief
  Executive Officer
William E. Brown       1994  $    230,384  $50,163   $       6,640      $   22,339    $      5,000
  President and        1993  $    205,000  $61,717   $       5,190      $   26,922    $      6,832
  Chief Executive      1992  $    189,200  $18,584   $       3,573         N.A.       $      6,103
  Officer, KPL

Steven L. Kitchen      1994  $    202,683  $45,359   $       9,492      $   20,299    $      4,941
  Executive Vice       1993  $    181,375  $54,381   $       6,968      $   24,106    $      6,050
  President and        1992  $    170,992  $16,903   $       6,645         N.A.       $      5,517
  Chief Financial
  Officer

James S. Haines,       1994  $    197,267  $44,755   $       9,032      $   14,305    $      4,930
  Jr. (5)              1993  $    175,419  $52,896   $       3,319         N.A.       $      5,936
  Executive Vice       1992  $    121,509  $15,876   $         848         N.A.       $      6,763
  President and
  Chief
  Administrative
  Officer

Kent R. Brown (5)      1994  $    177,883  $37,131   $       5,865         N.A.       $      4,886
  President and        1993  $    171,502  $50,544   $       2,363         N.A.       $      5,943
  Chief Executive      1992  $    123,757  $14,521   $         235         N.A.       $      6,414
  Officer, KG&E

------------
(1) The amounts reported in this column represent payments under the Company's Short Term Incentive Plan. Payments are made only if certain Company financial and individual performance goals are achieved.
(2) The amounts reported in this column for 1994 represent dividend equivalents received under the Long-Term Incentive Plan in the amount of $7,885, $3,951, $3,510, $2,241 and $2,082, respectively; payments for the benefit of each named executive officer for federal and state taxes associated with personal benefits in the amount of $2,160, $1,094, $4,359, $5,403 and $2,727, respectively; and interest (excess of the applicable federal long-term interest rate) on deferred compensation for the year in the amount of $2,945, $1,595, $1,623, $1,388 and $1,056. There was no
      deferred compensation in 1992.
(3) The amounts reported in this column for 1994 represent the cash equivalent for common stock issued pursuant to the Long-Term Incentive Program for the 1992-1994 incentive period. Mr. Haines was not eligible for benefits under the Long-Term Incentive Program prior to the 1992-1994 incentive period and received a pro-rated benefit in 1994. Mr. Brown is not eligible for benefits under the Program until the 1993-1995 incentive period.
(4) The amounts reported in this column for 1994 represent Company contributions for each of the named individuals under the Company's 401(k) savings plan, a defined contribution plan, in the amount of $4,500, $4,500, $4,500, $4,500 and $4,500, respectively and premiums paid on term life insurance policies in the amount of $651, $500, $441, $430 and $386, respectively.
(5) Mr. Haines and Mr. Brown commenced their employment with the Company on April 1, 1992, following the acquisition of Kansas Gas and Electric Company.

LONG-TERM INCENTIVE PROGRAM

    The following table provides information concerning awards made during the last fiscal year under the Company's Long-Term Incentive Program.

            LONG-TERM INCENTIVE PROGRAM--AWARDS IN LAST FISCAL YEAR

                                              NUMBER OF                              ESTIMATED FUTURE PAYOUTS
                                             PERFORMANCE   PERFORMANCE PERIOD  -------------------------------------
NAME                                           SHARES         UNTIL PAYOUT       THRESHOLD     TARGET      MAXIMUM
------------------------------------------  -------------  ------------------  -------------  ---------  -----------
John E. Hayes, Jr.........................        1,268         3 years                847        1,268       1,394
William E. Brown..........................          677         3 years                452          677         744
Steven L. Kitchen.........................          595         3 years                397          595         654
James S. Haines, Jr.......................          579         3 years                386          579         636
Kent R. Brown.............................          515         3 years                344          515         566

    At  the  beginning of  each three  year  incentive period,  each Participant selected by the Board of Directors is allocated performance shares equal in value to 10% of his or her annual base compensation at the time of grant. Each performance share is equal in value to one share of the Company's Common Stock. Assuming attainment by the Company of certain established financial and strategic goals, each participant will become entitled to receive a stock distribution determined by multiplying the value of his or her performance shares by the applicable distribution percentage determined by the Board of Directors, not to exceed 110%. The distribution percentage is a weighted average, 70% of which is based on achievement of the Company's financial goals and 30% of which is based on the individual's achievement of the Company's corporate strategic goals set for him or her. The financial goals under the plan are based upon attainment of budgeted earnings per share goals and the Committee's evaluation of the total return to shareholders as compared to the following established indexes: the Standard & Poor's Utilities Stock Index, Standard & Poor's Electric Companies Stock Index and the Dow Jones Utility Stock Index. In determining whether the Company's individual strategic goals were met under the Long-Term Incentive Program, the Committee considers the individual's contribution toward meeting the Board approved budgeted financial plan, compliance with capital financial plans, construction budgets, operation and maintenance plans for the performance period and the individual's management effectiveness. Based upon exceeding the financial goals and the relative attainment of each individual's goals for the 1992-1994 incentive period, the above named executive officers received 1,446; 679; 617; 435 and N.A., respectively, shares of Common Stock of the Company in exchange for the applicable performance shares. These shares represented 102%, 100%, 101%, 101% and N.A. of the original number of performance shares granted. Mr. Haines' award was prorated to reflect his participation in the plan commencing in April, 1992. Mr. Kent Brown is not eligible for distributions until 1995. Dividend equivalents are paid on the performance shares from the date of grant.

                               COMPENSATION PLANS

WESTERN RESOURCES, INC. RETIREMENT PLAN

    The Company maintains a noncontributory defined benefit pension plan, the Western Resources Inc. Retirement Plan (Retirement Plan), in which all executive officers and substantially all employees of the Company participate. The Retirement Plan provides an eligible employee with 35 years of service an annual benefit equal to 42% of the employee's final average earnings, plus an additional 14% of the amount final average earnings exceed the applicable covered compensation. The benefit is payable for the employee's lifetime. The above percentages are reduced if years of service are less than 35.

    Final average earnings are the average of the employee's highest 60 consecutive months compensation during the last 120 months of service. (An employee's earnings include amounts deducted from the employee's compensation and contributed on his or her behalf to a 401(k) savings plan.) Earnings do not include incentive compensation. Covered compensation is the career average of the maximum Social Security wage base for the employee at age 65. Benefits under the Retirement Plan are not offset by social security or other benefits.

    The following table sets forth the estimated annual benefits payable upon specified remuneration and years-of-service classifications based on age 65 as of January 1, 1995. The amounts presented do not take into account any reduction for joint and survivorship payments.

                                                 ANNUAL PENSION FOR YEARS OF SERVICE INDICATED
  AVERAGE                             --------------------------------------------------------------------
 ANNUAL PAY                                15            20            25            30            35
------------------------------------  ------------  ------------  ------------  ------------  ------------
$50,000.............................  $  12,695     $  16,926     $  19,408     $  21,890     $  24,371
 100,000............................     26,945        35,926        41,408        46,890        52,371
 150,000............................     41,195(a)     54,926(a)     63,408(a)     71,890(a)     80,371(a)
 200,000 (or greater)...............     41,195(a)     54,926(a)     63,408(a)     71,890(a)     80,371(a)

---------
(a)   Maximum allowed by current law.

    The years of service and annual accrued benefit pursuant to the Retirement Plan as of January 1, 1995, for the persons named in the cash compensation table are as follows: Mr. Hayes, 5 years and $20,340; Mr. W. Brown, 33 years and $78,672; Mr. Kitchen, 31 years and $69,048; Mr. Haines, 15 years and $37,452; Mr. K. Brown, 12 years and $31,668.

EXECUTIVE SALARY CONTINUATION PROGRAM

    The Company maintains an Executive Salary Continuation Program for the benefit of certain management employees, including executive officers, selected by the Board's Human Resources Committee. The Plan provides a retirement benefit at or after age 65, or upon disability prior to age 65, in an amount equal to 61.7% of final three-year average cash compensation, reduced by existing Company pension benefits (but not social security benefits), such amount to be paid to the employee or his designated beneficiaries for the employee's life with a 15-year term certain. The percentage of final three-year average compensation to be paid, before reduction for Company pension benefits, is 50% for a 50-year old, increasing to 61.7% for a 65-year old. An employee retiring at or after age 50, but before age 65, may receive a reduced benefit, payable in the same form. The Program vests 10% per year after 5 years of service until fully vested with 15 years of service or at age 65. Payments are reduced by 5% per year if commenced prior to age 60, but no earlier than age 50. The Program also pays a death benefit if death occurs before retirement, equal to 50% (or the vested retirement benefit percentage, whichever is higher) of the employee's previous 36 months average cash compensation to his beneficiary for 180 months following his death. All of the individuals listed in the compensation table are covered by the Executive Salary Continuation Program. Based upon current three-year average compensation, reduced by the estimated projected pension benefit (but not social security benefits), the named individuals, except Mr. Hayes, would receive an annual benefit of $73,345; $61,167; $54,167 and $53,193, respectively, under the Program, assuming retirement at age 65.

    In accordance with a Salary Continuation Agreement between Mr. Hayes and the Company, Mr. Hayes will receive a retirement benefit equal to 60% of his average annual compensation during the 36 months immediately preceding his retirement, but reduced by existing Company pension benefits, if he has remained an employee of the Company until age 61, or 61.7% at age 65, and then retires or terminates his employment with the Company. Such retirement benefits shall be paid monthly, for a period of 180 months or for life, whichever is greater. Based upon Mr. Hayes' average annual compensation for the preceding 36 months, reduced by the estimated projected pension benefit, Mr. Hayes would receive an annual benefit of $269,514, assuming retirement at age 61 or $267,213 at age 65.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with its executive officers to ensure their continued service and dedication to the Company and their objectivity in considering on behalf of the Company any transaction which would result in a change in control of the Company. Under the agreements, during the twelve month period after a change in control, the executive officer would be entitled to receive a lump-sum cash payment and certain insurance benefits if such officer's employment were terminated by the Company other than for cause or upon death, disability, or retirement; or by such executive officer for good reason (as defined therein).

    Upon such termination, the Company must make a lump-sum cash payment to the executive officer, in addition to any other compensation to which the officer is entitled, of (i) two (three in the case of executive officers who are members of the President's Council) times such officer's base salary, (ii) two (three in the case of executive officers who are members of the President's Council) times the average of the bonuses paid to such executive officer for the last three fiscal years, and (iii) the actuarial equivalent of the excess of the executive officer's accrued pension benefits, computed as if the executive officer had two (three in the case of executive officers who are members of the President's Council) additional years of benefit accrual service, over the executive officer's vested accrued pension benefits. In addition, the Company must offer health, disability and life insurance coverage to the executive officer and his or her dependents on the same terms and conditions that existed immediately prior to the termination for two (three in the case of executive officers who are members of the President's Council) years, or, if earlier, until such executive officer is covered by equivalent benefits.

                        HUMAN RESOURCES COMMITTEE REPORT

    The Company's executive compensation programs are administered by the Human Resources Committee of the Board of Directors (Committee), which is composed of six non-employee directors. The Committee reviews and approves all issues pertaining to executive compensation. The objective of the Company's three compensation programs (base salary, short-term incentive, and long-term incentive) is to provide compensation which enables the Company to attract, motivate, and retain talented and dedicated executives, foster a team orientation toward the achievement of business objectives, and directly link the success of the Company's executives with that of the Company's shareholders.

    The Company extends participation in its long and short-term incentive programs to certain key employees in addition to executive officers based on the potential to contribute to increasing shareholder value.

BASE SALARY COMPENSATION

    A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of the Company's business objectives and to be competitive with the base salaries paid for comparable positions in the national market by energy companies, with emphasis on natural gas and electric utilities with annual total revenues comparable to the Company. Some, but not all, of such Companies are included in the Standard and Poor's Utilities Index. The Company utilizes industry information for compensation purposes. Not all companies comprising such index participate in making available such industry information. In addition, the Company considers information of other companies with which the Committee believes it competes for executives, and is therefore relevant, but is not part of such information. The mid-point for each base salary range is intended to approximate the average base salary for the relevant position in the national market. Industry surveys by national industry associations are the primary source of this market information. The Committee has also utilized the services of an independent compensation consultant to provide national market data for executive positions and to evaluate the appropriateness of the Company's executive compensation and benefit programs. Due to the Company's current level of executive compensation, the Committee does not believe it necessary to adopt a policy with respect to
Section 162(m) (which disallows the deduction of compensation in excess of $1,000,000) of the Internal Revenue Code at this time.

    Within the established base salary ranges, actual base salary is determined by the Company's financial performance in relation to attainment of budgeted earnings per share goals and total returns to shareholders, and a subjective assessment of each executive's achievement of individual objectives and managerial effectiveness. The Chairman annually reviews the performance of executive officers and makes compensation recommendations to the Committee. The Committee annually reviews the performance of the Chairman. The Committee, after consideration of the Chairman's recommendations, the financial performance of the Company, and such other subjective factors as the Committee deems appropriate for the period being reviewed, establishes the base compensation of such officers.

    In reviewing the annual achievement of each executive and setting the new base annual salary levels for 1994, the Committee considered each individual's contribution toward meeting the Board approved budgeted financial plan for the previous year, total return to shareholders and earnings per share, compliance with the Company's capital financial plan, the construction budget, and the operation and maintenance budgets and the individual's management effectiveness.

ANNUAL INCENTIVE COMPENSATION

    All executive officers are eligible for annual incentive compensation.

    The primary form of short-term incentive compensation is the Company's Short-Term Incentive
Plan for employees, selected by the Committee, including the executive officers listed in the table, who have an opportunity to directly and substantially contribute to the Company's achievement of short-term objectives. Short-term incentives are structured so that potential compensation is comparable with short-term compensation granted to comparable positions in the national market. Short-term incentives are targeted to approximate the median in the national market.

    Mr. Hayes is eligible for an annual short-term incentive target of 35% of base salary with a maximum of up to 42% of base salary. Other executive officers are eligible for an annual short-term incentive target of 30% of base salary with a maximum of up to 36% of base salary. 30% of the annual incentive is tied to the attainment of individual goals and 20% is based on management skill. The balance is based upon the Company's achievement of financial goals established annually by the Committee.

    Changes in annual incentive compensation to the named individuals in 1994 compared to 1993 resulted from an individual's relative attainment of his or her goals, and the Company meeting its financial goals in 1993.

LONG-TERM INCENTIVES

    Long-term incentive compensation is offered to employees who are in positions which can affect the long-term success of the Company, through the formation and execution of the Company's business strategies. The Long-Term Incentive Program is the principal method for long-term incentive compensation, and compensation thereunder takes the form of performance share grants. The purposes of long-term incentive compensation are to: (1) focus key employees' efforts on performance which will increase the value of the Company to its shareholders; (2) align the interests of management with those of the shareholders; (3) provide a competitive long-term incentive opportunity; and (4) provide a retention incentive for key employees. The performance criteria used in the Long-Term Incentive Program measure the impact of both team and individual performance on the financial performance of the Company over time.

    All executive officers are eligible for performance shares under the Long-Term Incentive Plan. Under the Plan, the beginning of each incentive period performance shares are added to each participant's account. The number of performance shares equals the number of shares of common stock having a market value at the date credited to each participant's account equal to 10% of the participant's base annual compensation for the first year of the incentive period. The level of performance shares, 10% of base annual compensation, is established by the plan. Based upon an individual's and the Company's performance the ultimate grant of shares by the Committee may not exceed 110% of the performance shares for the relevant period. The Committee, in its judgment, believes 10% of compensation is sufficient to align the interests of executive officers with those of shareholders. Participants also receive cash equivalent to dividends for comparable shares of common stock for each quarter of the three year incentive period, whether or not the performance shares are ultimately earned by the participant.

    Participants earn shares of stock at the end of the incentive period based on a formula that has two components. 30% of the long-term incentive is based on the individual's performance in attainment of long range strategic goals, objectives, and planned targets for the Company and the individual. 70% of the long-term incentive is based on financial performance of the Company over the three year incentive period. One-half of the financial component is based on earnings per share as a percent of budgeted earnings per share and one-half is based on the extent to which changes in the market price of the Company's common stock equal or outperform national electric utility stock indexes selected from time to time by the Committee. The Committee currently takes into consideration the Standard & Poor's Electric Companies Stock Index, the Standard & Poor's Utilities Stock Index, and the Dow Jones Utilities Average Index in order to provide a broad base of information relative to Company performance.

CHIEF EXECUTIVE OFFICER

    Mr. Hayes has been the Chief Executive Officer of the Company since October 1989. Mr. Hayes' base salary and his annual short-term incentive compensation are established annually in January. In recommending the base salary to be effective March 1, 1994, while not utilizing any specific performance formula and without ranking the relative importance of each factor, the Committee took into account relevant salary information in the national market and the Committee's subjective evaluation of Mr. Hayes' overall management effectiveness and achievement of individual goals. Factors considered included his continuing leadership and contribution to strategic direction, management of change in an increasingly competitive industry, control of operation and maintenance expenses, management of unregulated operations, the overall profitability of the Company, and increased Company productivity. As of March 1, 1994, Mr. Hayes' base salary was increased 4.76% over 1993.

    With respect to Mr. Hayes' 1994 short-term incentive compensation, the Committee took into account the above performance achievements, the Company's relative achievement of its financial goal, and Mr. Hayes total compensation as compared to the national market.

    Mr. Hayes' long-term incentive compensation for 1994 represents the cash equivalent of performance shares earned under the program. Based upon exceeding the financial and individual goals for the 1992-1994 incentive period, Mr. Hayes received 1,446 shares of the Company's common stock, representing 102% of the performance shares granted in 1992.

                                           Western Resources, Inc. Human
                                           Resources
                                            Committee
                                           JOHN C. DICUS,
                                            CHAIRMAN
                                           JOHN H. ROBINSON
                                           RUSSELL W. MEYER, JR.
                                           MARJORIE I. SETTER
                                           LOUIS W. SMITH
                                           KENNETH J. WAGNON

PERFORMANCE GRAPH

    Shown below is a line-graph presentation comparing the Company's cumulative, five-year total returns on an indexed basis* with the Standard & Poor's 500
Stock Index, Standard & Poor's Utilities Index and the Standard & Poor's Electric Companies Index.

    The Company has added the Standard & Poor's Electric Companies Index to the performance graph and intends to delete the Standard & Poor's Utilities Index in the future. The Company believes the Standard & Poor's Electric Companies Index is a more accurate measure of performance relative to the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS

                                     1989   1990   1991   1992   1993   1994
                                     -----  -----  -----  -----  -----  -----
Western Resources                     100     93    135    160    188    165
S&P 500                               100     97    126    136    150    152
S&P Utilities                         100     97    112    121    138    127
S&P Electric Companies                100    103    134    141    159    138

*Assumes $100 invested on December 31, 1989. Total return assumes reinvestment of dividends.

                               2. OTHER BUSINESS

    The Board of Directors does not know of any other matters to come before the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen & Co. has acted as the Company's independent auditors since 1958, and has been recommended by the Audit and Finance Committee, approved by the Board of Directors and engaged by the Company as the Company's and its wholly-owned subsidiaries' independent public accountants for 1995. Representatives of Arthur Andersen & Co. will be in attendance at the shareholders' meeting, will be available to respond to appropriate questions from shareholders and will be permitted to make a statement at the meeting if they desire to do so.

                       ANNUAL REPORT TO THE SHAREHOLDERS

    The Annual Report of the Company for the year ended December 31, 1994, was mailed to shareholders on March 9, 1995. The Report contains financial statements audited by Arthur Andersen & Co., independent public accountants.

    A  total  of  51,503,387  shares  of  Common  Stock  and  Preferred   Stock,
representing 83.2% of all shares outstanding, were represented at the 1994 Annual Meeting of Shareholders. Whether or not you expect to be present at the 1995 Annual Meeting, you are requested to date, sign, and return the enclosed proxy card. Your prompt response will be much appreciated.

                                           By Order of the Board of Directors,

                                                         /s/ Richard D. Terrill
                                                           Richard D. Terrill
                                                               SECRETARY
Topeka, Kansas
March 29, 1995

                            WESTERN RESOURCES, INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF WESTERN RESOURCES, INC.--MAY 2, 1995, AT 11:00 A.M., IN THE MANER CONFERENCE CENTER (KANSAS EXPOCENTRE) LOCATED AT THE SOUTHEAST CORNER OF SEVENTEENTH AND WESTERN, TOPEKA, KANSAS.

The undersigned hereby appoints John E. Hayes, Jr., John K. Rosenberg and Richard D. Terrill and any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of Common Stock of Western Resources, Inc. that the undersigned would be entitled to vote at such meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 29, 1995.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all proposals.





THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Please mark your choices like this  /x/

I

The Board of Directors recommends a vote FOR the proposals.

------------------------         ----------------------------
       COMMON                       DIVIDEND REINVESTMENT

1. Election of the following nominees as Directors: David H. Hughes, John H. Robinson, Susan M. Stanton and Kenneth J. Wagnon.

For all Nominees
     / /

Withheld for all Nominees
    / /

Withheld for the following only: (Write the name of the nominee(s) in the space below)

--------------------------------------------------------------
WILL ATTEND

/ /

2. With discretionary power upon other matters properly coming before the meeting.

Please check box if address change is noted on reverse side.
/ /

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly each shareholder named should sign.


Signature(s)____________________________________

Date________________

                           WESTERN RESOURCES, INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF WESTERN RESOURCES, INC.--MAY 2, 1995, AT 11:00 A.M., IN THE MANER CONFERENCE CENTER (KANSAS EXPOCENTRE) LOCATED AT THE SOUTHEAST CORNER OF SEVENTEENTH AND WESTERN, TOPEKA, KANSAS.

The undersigned hereby appoints John E. Hayes, Jr., John K. Rosenberg and Richard D. Terrill and any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of Common Stock of Western Resources, Inc. that the undersigned would be entitled to vote at such meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 29, 1995.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all proposals.





THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Please mark your choices like this  /x/

II

The Board of Directors recommends a vote FOR the proposals.


---------------          ------------        ---------------
41/2% Preferred          5% Preferred        41/4% Preferred

1. Election of the following nominees as Directors: David H. Hughes, John H. Robinson, Susan M. Stanton and Kenneth J. Wagnon.

For all Nominees
     / /

Withheld for all Nominees
    / /

Withheld for the following only: (Write the name of the nominee(s) in the space below)

--------------------------------------------------------------
WILL ATTEND

/ /

2. With discretionary power upon other matters properly coming before the meeting.

Please check box if address change is noted on reverse side.
/ /

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly each shareholder named should sign.


Signature(s)___________________________________________

Date_______________

                        WESTERN RESOURCES, INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF WESTERN RESOURCES, INC.--MAY 2, 1995, AT 11:00 A.M., IN THE MANER CONFERENCE CENTER (KANSAS EXPOCENTRE) LOCATED AT THE SOUTHEAST CORNER OF SEVENTEENTH AND WESTERN, TOPEKA, KANSAS.

The undersigned hereby appoints John E. Hayes, Jr., John K. Rosenberg and Richard D. Terrill and any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of Common Stock of Western Resources, Inc. that the undersigned would be entitled to vote at such meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 29, 1995.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all proposals.





THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Please mark your choices like this  /x/

III

The Board of Directors recommends a vote FOR the proposals.

------------------------------------
                COMMON

1. Election of the following nominees as Directors: David H. Hughes, John H. Robinson, Susan M. Stanton and Kenneth J. Wagnon.

For all Nominees
     / /

Withheld for all Nominees
    / /

Withheld for the following only: (Write the name of the nominee(s) in the space below)

--------------------------------------------------------------
WILL ATTEND

/ /

2. With discretionary power upon other matters properly coming before the meeting.

Please check box if address change is noted on reverse side.
/ /

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly each shareholder named should sign.


Signature(s)___________________________________

Date________________